Exhibit 10.1

ASSIGNMENT AND ASSUMPTION OF LEASE AGREEMENT AND BILL OF SALE

This Assignment and Assumption of Lease Agreement and Bill of Sale (this “Agreement”), is dated to be effective as of March 1, 2016 (the “Effective Date”), by and between EQUITYMETRIX, LLC, a Delaware limited liability company (“Assignor”), and HALLMARK FINANCIAL SERVICES, INC., a Nevada corporation (“Assignee”). All capitalized terms which are used in this Agreement and are not otherwise defined shall have the meaning given thereto in the Lease (as defined below).

RECITALS:

WHEREAS, By Lease Agreement dated March 26, 2009 between Musref 13727 Noel, LP, a Washington limited partnership (“Original Landlord”) and EquityMetrix, LLC, a Texas limited liability company (“Original Tenant”) (the “Original Lease”), as amended by First Amendment to Lease dated February 3, 2010 between Original Landlord and Original Tenant (the “First Amendment”), Second Amendment to Lease dated July 2, 3013 between Original Landlord and Original Tenant (the “Second Amendment”), and Third Amendment to Lease dated February 25, 2014, between Original Landlord and Assignor as successor in interest (by merger) to Original Tenant (the “Third Amendment”), (which Original Lease, together with the First Amendment, the Second Amendment and the Third Amendment is herein called the “Lease”), all of the leased space comprising Suite 1000 measuring approximately 15,072 square feet of Net Rentable Area (the “Premises”) in the office building commonly known as Galleria North, Tower II at 13727 Noel Road, Dallas, Texas 75240, was leased to Assignor upon the terms and subject to the conditions contained in the Lease; and

WHEREAS Assignor desires to assign the Lease to Assignee, and Assignee desires to assume the rights, duties and liabilities of Assignor under the Lease.

AGREEMENT:

NOW, THEREFORE, for ten dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, Assignor and Assignee hereby agree as follows:

1.          Assignment: Effective as and from the Effective Date hereof, Assignor does hereby assign to Assignee all of its right, title and interest in and to the Lease. Assignor hereby agrees to indemnify and hold Assignee harmless from and against any claim, demand, liability, cost or expense asserted against Assignee arising out of any failure of Assignor to perform its obligations under the Lease during the period prior to the Effective Date of this Assignment.

2.          Assumption: Effective as and from the Effective Date hereof, Assignee hereby assumes the Lease, and agrees to pay the Annual Rent, Monthly Installment of Rent and all other sums and charges required to be paid under the Lease arising from and after the Effective Date hereof, and to faithfully abide by all the terms, covenants and conditions set forth in the Lease, and all the obligations of “Tenant” under the Lease arising from and after the Effective Date hereof shall become the obligations of Assignee. Assignee hereby agrees to indemnify and hold Assignor harmless from and against any claim, demand, liability, cost or expense asserted against Assignor arising out of any failure of Assignee to perform its obligations under the Lease during the period on or after the Effective Date hereof.

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3.          Bill of Sale: In consideration of $1.00, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby conveys to Assignee all of the furniture, fixtures and equipment in the Premises, to include cabling, supplemental HVAC, and security/access system, without representation or warranty of any kind.

4.          Surviving Obligations: All obligations of Assignor and Assignee under the Lease not fully performed as of the expiration or earlier termination of the Lease Term shall survive the expiration or earlier termination of the Lease Term.

5.          Successors and Assigns: This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and assigns.

[Signature Page Follows]

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EXECUTED to be effective as of the Effective Date.

ASSIGNOR:	ASSIGNEE:

EQUITYMETRIX, LLC,	HALLMARK FINANCIAL SERVICES,
a Delaware limited liability company	INC., a Nevada corporation

By:	By:
Name:	Name:
Title:	Title:

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